Exhibit 99.1

HollyFrontier Board of Directors Authorizes $350 Million Share Repurchase Program

DALLAS, TX, January 3, 2012 — HollyFrontier Corporation (“HollyFrontier”) (NYSE-HFC) today announced its Board of Directors has authorized a $350 million share repurchase program. These share repurchases will be made in the open market or through privately negotiated transactions from time to time and are subject to market conditions, corporate, regulatory and other considerations. This current authorization replaces the Company’s $100 million share repurchase program announced in September 2011. This share repurchase program may be discontinued at any time by the Board of Directors.

“Our Board’s decision to expand our share repurchase program underscores our commitment to deliver value to shareholders and reflects our confidence in HollyFrontier’s future,” said Mike Jennings, President and Chief Executive Officer of HollyFrontier. “In addition to these prospective share repurchases, since our merger in July 2011, our Board has declared two regular and two special dividends totaling approximately $250 million. We believe the combination of dividends and share repurchases are effective means to increase shareholders returns and build additional shareholder value,” Jennings added.

About HollyFrontier Corporation

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier Corporation operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, a 125,000 bpsd refinery in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. Subsidiaries of HollyFrontier own approximately a 42% interest (including a 2% general partner interest) in Holly Energy.

Information about HollyFrontier Corporation may be found on its website at http://www.hollyfrontier.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “will,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that our expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in HollyFrontier’s markets;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to HollyFrontier;

•	the effectiveness of HollyFrontier’s capital investments and marketing strategies;

•	HollyFrontier’s efficiency in carrying out construction projects;

•	the ability of HollyFrontier to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Media:

Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investors:

Doug Aron

Executive Vice President & CFO

M. Neale Hickerson,

Vice President-Investor Relations

HollyFrontier Corporation

214-871-3555